Exhibit 23



                       INDEPENDENT AUDITORS' CONSENT



Board of Directors and
  Shareholders
RidgeStone Financial Services, Inc.


We consent to the incorporation by reference in the registration statement of RidgeStone Financial Services, Inc. on Form S-8 (File No. 333-28299) of our report dated January 30, 1998, on our audit of the consolidated financial statements for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-KSB.



                                         CONLEY MCDONALD LLP



March 12, 1998
Brookfield, Wisconsin